SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 19, 2000

                                   ----------


                        CROSS MEDIA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)




        Delaware                          0-25435                13-4042921
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)




         410 Park Avenue, Suite 830
             New York, New York                                 10022
  (Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901

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Item 5.  Other Events.

Change of Name


         On December 28, 2000, Symposium Corporation changed its name to Cross Media Marketing Corporation and, effective December 29, 2000, changed its trading symbol on the American Stock Exchange to "XMM". The name change was recommended by the Company's Board of Directors and ratified at a special meeting of shareholders held on December 28, 2000.


Series C Mandatorily Redeemable Convertible Preferred Stock

         By letter agreement dated December 19, 2000 (the "Series C Agreement"), the holders (the "Series C Holders") of the Company's outstanding Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Shares"), agreed to extend the mandatory redemption date of the Series C Shares from December 26, 2000 until January 26, 2001 and to waive any default arising out of the Company's failure to redeem such shares prior to January 26, 2001. The Series C Holders also agreed that they would immediately convert their Series C Shares at the conversion price of $1.00 per share (subject to anti-dilution adjustments) if (i) the Company has redeemed at least fifty percent (50%) of the outstanding Series C Shares on or before January 26, 2001 and (ii) the closing price of the Common Stock on the American Stock Exchange ("Market Price") on the date prior to the date of such redemption is not less than $1.75 per share. The Company agreed to pay Capital Research, Ltd., one of the Series C Holders, a fee of $100,000 in connection with its services relating to the negotiation of the Series C Agreement.


Series A Convertible Preferred Stock

         By letter agreement dated December 28, 2000 (the "Shaar Agreement"), The Shaar Fund, Ltd. ("Shaar"), the holder of all of the outstanding shares of Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Shares"), agreed that it would not convert the Series A Shares prior to June 9, 2001 if, on the date of such proposed conversion, the then-current Market Price is less than $1.50 per share. Pursuant to the Shaar Agreement, the Company agreed that it would not redeem the Series A Shares prior to June 9, 2001.

         Pursuant to the Shaar Agreement, Shaar further agreed that the semi-annual dividends on the Series A Shares for calendar year 2000 will be due and payable on February 28, 2001 and waived any default arising out of the Company's failure to pay such dividends prior to February 28, 2001.

         Also pursuant to the Shaar Agreement, Shaar and the Company agreed that the Company will file a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Shaar Warrants no later than January 12, 2001. Shaar waived any default (and any related liquidated damages or similar awards) arising out of the Company's failure to file such registration statement prior to January 12, 2001 or the failure of such registration statement to be declared effective on or before the 75th day following January 12, 2001 (the "75th Day"); provided, however, that such waiver shall be void and of no force and effect if said registration statement is not declared effective on or before such 75th Day.

                                Index to Exhibits

         Exhibit No.     Description
         -----------     -----------

         3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

         99.1            Letter Agreement, dated December 19, 2000.

         99.2            Letter Agreement, dated December 28, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 29, 2000                  CROSS MEDIA MARKETING Corporation


                                            By: /s/Tim Ledwick
                                                --------------------------------
                                                Name:   Tim Ledwick
                                                Title:  Chief Financial Officer